UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On June 22, 2005, Cadmus Communications Corporation issued a press release announcing a comprehensive equipment upgrade plan to its Publisher Services print platform and Specialty Packaging capabilities. The plan will permit the Company to continue to grow its position in its target publishing markets, to sustain the impressive growth generated in its Specialty Packaging business unit, to retire older and less efficient press equipment, and to more aggressively rationalize capacity across its manufacturing platform.

In connection with this equipment upgrade plan, the Company will be expanding and renovating several of its facilities to accommodate new equipment, to permit improved work flows, and to facilitate the rationalization of similar work currently performed at multiple sites. The Company has ordered all of the equipment in connection with this plan and will soon be commencing building renovations and site preparation. Some of the equipment is expected to arrive in the Fall with the balance arriving and expected to be in service in the late Spring.

All changes, equipment retirements, and capacity rationalization are expected to be complete by the first quarter of fiscal 2007. As previously disclosed, non-cash charges associated with asset impairment were $4.9 million on a pre-tax basis and $3.1 million after tax and were recorded in fiscal 2005. Additional restructuring costs associated with these activities, which will include any costs incurred in connection with capacity rationalization among plants and reductions in personnel, will be incurred in the future and are not determinable at this time.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press release dated June 22, 2005 announcing equipment upgrades (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed June 22, 2005).

Statements contained in this report relating to the Company’s future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact the Company’s pension liability, (3) the Company’s ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (4) the Company’s ability to grow revenue and market share in the educational market, (5) significant price pressure in the markets in which the Company competes, (6) the loss of significant customers or the decrease in demand from customers, (7) the Company’s ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) the Company’s ability to implement and realize the expected benefits associated with the Company’s equipment upgrade program, (10) the Company’s ability to operate effectively in markets outside of North America, and (11) the Company’s ability to realize the tax benefits associated with certain transactions. Other risk factors are detailed from time to time in the Company’s other Securities and Exchange Commission filings. The information provided in this report is provided only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements made herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Bruce V. Thomas
Bruce V. Thomas
President and Chief Executive Officer

Date: August 22, 2005

Exhibit Index

Exhibit	Description
99.1	Press release dated August 22, 2005 announcing equipment upgrades (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed June 22, 2005).